UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020 (May 13, 2020)
___________________

HOLLYFRONTIER CORPORATION
(Exact name of Registrant as specified in its charter)

DE	001-03876		75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
2828 N. Harwood, Suite 1300	Dallas	TX	75201
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	HFC	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07, at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) of HollyFrontier Corporation (“HollyFrontier”), the stockholders approved HollyFrontier’s 2020 Long Term Incentive Plan (the “LTIP”). The HollyFrontier Board of Directors (the “Board”) adopted the LTIP on February 12, 2020, subject to stockholder approval at the 2020 Annual Meeting.
As a result of the adoption of the LTIP, no further grants will be made under the HollyFrontier Corporation Long-Term Incentive Compensation Plan (the “Current LTIP”). However, any outstanding awards under the Current LTIP will continue in accordance with the terms of the Current LTIP and any award agreement executed in connection with such outstanding awards. The Current LTIP will be terminated following the settlement of all outstanding awards granted thereunder.
The LTIP provides for the grant of unrestricted and restricted stock, restricted stock units, other stock based awards, stock options, performance awards, substitute awards, cash awards and stock appreciation rights. Subject to adjustment for certain events, an aggregate of 6,019,255 shares of common stock may be issued pursuant to awards granted under the LTIP. The LTIP will automatically expire on February 12, 2030.

A more detailed description of the material terms of the LTIP is set forth in HollyFrontier’s definitive proxy statement relating to the 2020 Annual Meeting, filed with the Securities and Exchange Commission on March 26, 2020 (the “Proxy Statement”). The foregoing summary of certain terms of the LTIP is subject to and is qualified in its entirety by reference to the full text of the LTIP, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

HollyFrontier’s virtual 2020 Annual Meeting was held on May 13, 2020. A total of 138,554,337 shares of HollyFrontier’s common stock were present in person or represented by proxy at the 2020 Annual Meeting, representing over 85.6% of HollyFrontier’s 161,883,593 shares of common stock outstanding and entitled to vote as of the March 16, 2020 record date. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in HollyFrontier’s Proxy Statement.

•
Proposal 1 (Election of Directors): The stockholders elected all ten (10) director nominees to serve until HollyFrontier’s annual meeting of stockholders in 2021, or until their earlier resignation or removal.

Nominee	For	Against	Abstain	Broker Non-Vote
Anne-Marie N. Ainsworth	117,677,209	1,743,313	117,999	19,015,816
Douglas Y. Bech	114,749,035	4,552,915	236,571	19,015,816
Anna C. Catalano	116,411,731	2,823,590	303,200	19,015,816
Leldon E. Echols	114,102,980	5,016,819	418,722	19,015,816
Michael C. Jennings	112,737,172	6,673,150	128,199	19,015,816
R. Craig Knocke	118,512,166	605,192	421,163	19,015,816
Robert J. Kostelnik	117,837,499	1,463,749	237,273	19,015,816
James H. Lee	114,466,444	4,836,392	235,685	19,015,816
Franklin Myers	114,082,534	5,210,878	245,109	19,015,816
Michael E. Rose	118,141,960	1,161,213	235,348	19,015,816

•
Proposal 2 (Advisory Vote on the Compensation of HollyFrontier’s Named Executive Officers): The stockholders approved on an advisory basis the compensation of HollyFrontier’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
112,788,048	6,265,869	484,604	19,015,816

•
Proposal 3 (Ratification of the Appointment of Ernst & Young LLP): The stockholders ratified the appointment of Ernst & Young LLP as HollyFrontier’s independent registered public accounting firm for the 2020 fiscal year.

For	Against	Abstain
129,343,105	7,813,178	1,398,054

•	Proposal 4 (Approval of the HollyFrontier 2020 Long Term Incentive Plan): The stockholders approved HollyFrontier’s 2020 Long Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
112,680,260	6,557,485	300,776	19,015,816

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibit(s)
Exhibit No.    Description
10.1        HollyFrontier Corporation 2020 Long Term Incentive Plan.*
104        Cover Page Interactive Date File (embedded within the Inline XBRL documents).

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:    /s/ Richard L. Voliva III
Richard L. Voliva III
Executive Vice President and
Chief Financial Officer

Date: May 15, 2020